UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

G REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2006, G REIT, Inc., as the general partner for G REIT, L.P., entered into a Second Amended and Restated Credit Agreement, or Amended Credit Agreement, for a credit facility in the amount of $58,369,000, with lenders: (i) LaSalle Bank National Association, or LaSalle; (ii) Bank of America, National Association; and (iii) Citizens Financial Bank; with LaSalle acting as agent for the lenders. The credit facility matures on January 30, 2007. Advances under this credit facility are collateralized by our mortgaged properties and proceeds thereof. Advances bear interest, at our election, at the prime rate or the one-month LIBOR rate plus a margin of 2.25%, when we meet certain conditions, which include no default on advances, and full compliance with the other covenants. The advances are subject to a floor rate of 3.5% and require interest only payments on a monthly basis.

The Amended Credit Agreement contains covenants that are comparable to those of other real estate investment trusts and facilitates our proposed plan of liquidation to be voted upon by our stockholders on February 27, 2006. These covenants include, among others: a limitation on the incurrence of additional indebtedness; a limitation on mergers, investments, acquisitions, and dividend distributions; and maintenance of specified financial ratios. The Amended Credit Agreement contains normal events of default for an agreement of this type. The nonpayment of any outstanding principal, interest, fees or amounts due under the credit facility and the failure to perform or observe covenants in the loan documents, among other things, could result in events of default. Additionally, under the terms of the agreement, at no time during the loan shall the borrowing base be made up of less than two properties or our minimum net worth equal to less than $150,000,000.

The Amended Credit Agreement amends and restates our former credit facility under that certain Amended and Restated Credit Agreement dated July 17, 2003, and subsequent amendments, or the Original Credit Agreement, entered into between us and LaSalle and originally due January 30, 2006.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by the terms of the Amended Credit Agreement attached as Exhibit 10.1 of this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) As discussed in Item 1.01 above, on January 25, 2006, we entered into the Amended Credit Agreement with LaSalle. The information reported in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Second Amended and Restated Credit Agreement dated January 25, 2006, by and among G REIT, L.P, certain lenders named therein, and LaSalle Bank National Association

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, Inc.

January 31, 2006	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated January 25, 2006, by and among G REIT, L.P, certain lenders named therein, and LaSalle Bank National Association